Exhibit 10.2

Macquarie Capital (USA) Inc.

A Member of the Macquarie Group of Companies

125 West 55th Street New York, NY 10019	Telephone (212) 231-1000 Tollfree (800) 648-2878 Facsimile (212) 231-1717 Internet www.macquarie.com

June 21, 2016

STRICTLY CONFIDENTIAL

A Lorne Weil Chairman and Chief Executive Officer Hydra Industries Acquisition Corp. 250 West 57th Street, 30th Floor New York, New York 10107

Dear Mr. Weil:

This letter agreement (including Attachment A hereto, this “Letter Agreement”) confirms the understanding between Hydra Industries Acquisition Corp. (together with its affiliates, subsidiaries and any entity formed or invested in to effect a Transaction (as defined below), collectively, the “Company” or “you”) and Macquarie Capital (USA) Inc. (“Macquarie Capital” or “we”) with regard to the engagement of Macquarie Capital to act as non-exclusive financial advisor to the Company in connection with the proposed acquisition (“Transaction”), whether in one or a series of transactions, directly or indirectly, of all or a material portion of the business, assets or equity securities of, or any other effort by the Company to obtain control of or a material investment in, Inspired Gaming Group Limited and/or its subsidiaries (collectively, the “Target”), whether by way of a merger, consolidation, business combination, recapitalization, reorganization, restructuring, tender or exchange offer, purchase or investment, leveraged buyout, partnership, joint venture, acquisition or lease of assets, or any other similar transaction however structured.

Macquarie Capital’s Services

1.       Subject to the terms and conditions of this Letter Agreement, Macquarie Capital shall provide advisory services that are customary for financial advisory engagements of this type and as mutually agreed upon by the Company and Macquarie Capital. For the avoidance of doubt, such services shall include advising the Company with respect to any financing, including amendments to the Target’s existing debt agreements associated with the Transaction.

Fees and Expenses

2.       As consideration for the services to be performed under this Letter Agreement, the Company shall pay Macquarie Capital the following non-refundable cash fees:

a.        a fee (the “Transaction Fee”) of $3,150,000, below), payable only upon consummation of a Transaction (“Closing”); and

b.       a fee equal to 10% of the following fees, payments, compensation, or profits, net of any expenses incurred by the Company in conjunction with the proposed Transaction (the “Break-up Share”) received by the Company or any of its affiliates in connection with the termination or abandonment of a proposed Transaction with the Target, payable promptly upon receipt thereof by the Company or any of its affiliates: (i) any so-called “termination,” “break-up,” “topping,” or similar fee or payment (including, without limitation, any fee or payment characterized as expense reimbursement to the extent in excess of the actual, documented and reasonable out-of-pocket expenses of the Company), (ii) any judgment for damages or amount in settlement of any dispute as a result of any termination or other failure to consummate the proposed Transaction, or (iii) any profit arising from any shares (or option to acquire shares or assets) of the Target or any of its affiliates acquired in connection with the Transaction (whether newly issued, treasury shares or third-party); provided that in no event shall the Break-up Share exceed the Transaction Fee that would have been payable to Macquarie Capital had such Transaction been consummated.

Macquarie Capital (USA) Inc. is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital (USA) Inc.

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3.       The Company (meaning the SPAC) agrees to reimburse Macquarie Capital periodically, upon request, and upon termination of our services pursuant to this Letter Agreement for our reasonable expenses, including, without limitation, the fees and disbursements of our third-party attorneys (for advice in connection with the performance of advisory services), arising in connection with any matter referred to in this Letter Agreement. The provisions of this Section shall not in any way limit the Company’s obligations pursuant to Attachment A hereto. For the avoidance of doubt, the foregoing is not intended to modify the expense sharing provisions of that certain letter agreement, dated as of October 24, 2014, between Hydra Industries Sponsor LLC, MIHI LLC and Hydra Industries Acquisition Corp.

Termination

4.       Macquarie Capital’s engagement under this Letter Agreement may be terminated at any time by either Macquarie Capital or the Company, upon written notice to that effect to the other party. In the event of any termination of this Letter Agreement the provisions set forth under the first paragraph, Section 2, Section 3, Section 4, Section 5, and each subsequent Section of this Letter Agreement, and Attachment A hereto, shall survive any such termination. In addition, in the event of any termination of this Letter Agreement by Hydra, Macquarie Capital shall continue to be entitled to receive (a) all fees described in this Letter Agreement that have accrued prior to such termination, (b) reimbursement for expenses incurred prior to termination and (c) the Transaction Fee, in the event that at any time prior to the date falling on the first anniversary of such termination (i) a Transaction with the Target is consummated or (ii) a definitive agreement, letter of intent or agreement in principle with respect to a Transaction with the Target or another transaction that has substantially the same effect as, a Transaction with the Target (a “Similar Transaction”), is entered into and such definitive agreement, letter of intent or agreement in principle at any time subsequently results in a Transaction with the Target or a Similar Transaction that is consummated, which Transaction Fee shall be payable promptly upon consummation of such Transaction or Similar Transaction.

Information

5.       The Company will furnish or arrange to have furnished to Macquarie Capital (including, if requested by Macquarie Capital, from the Target) such information as Macquarie Capital reasonably requests in connection with the services to be performed hereunder. The Company recognizes and acknowledges that Macquarie Capital (a) may rely on all such information as well as publicly available information without any obligation to independently verify the same, (b) does not assume responsibility for the accuracy or completeness of any such information and has no obligation to investigate such accuracy or completeness, (c) with respect to any financial forecasts (including, without limitation, with respect to costs, savings and synergies) that may be furnished to or discussed with Macquarie Capital by or on behalf of the Company or the Target, will assume that such forecasts have been reasonably prepared and reflect the best then-currently available estimates and judgment of the Company’s (and the Target’s) management, and (d) has no obligation to undertake an independent evaluation or appraisal of any assets or liabilities, or evaluate the solvency, of the Company, the Target or any other party. The Company further agrees to notify Macquarie Capital promptly of any material change in any information furnished by or on behalf of the Company.

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6.       The Company represents and agrees that all information furnished to Macquarie Capital by or on behalf of the Company and any other information or documents (including, without limitation, any descriptive memoranda) furnished by or on behalf of the Company to third parties (a) will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not be false or misleading, and (b) will be true, complete and correct in all material respects.

Confidentiality

7.       Macquarie Capital’s role as advisor to the Company and the terms and conditions of this Letter Agreement may not be disclosed by the Company nor may any references to Macquarie Capital be made without the prior written consent of Macquarie Capital, except as required by law or the rules and regulations of the Securities Exchange Commission or any exchange on which the securities of the Company are listed. Any advice, analysis, opinion or documentation (whether written or oral) rendered or provided by Macquarie Capital in its role as advisor to the Company will be solely for the confidential use of the Board of Directors of the Company and may not be disclosed, quoted, reproduced, summarized, described or referred to without the prior written consent of Macquarie Capital (provided, however, that the Company may disclose such information to its officers and representatives on a need to know basis).

8.       Macquarie Capital agrees to keep all information furnished by or on behalf of the Company to Macquarie Capital in connection with this engagement confidential; provided that (a) such information may be disclosed by Macquarie Capital to its affiliates and to its and their respective directors, officers, employees, advisors, counsel and other representatives (such persons receiving such confidential information hereunder, our “Representatives”) and otherwise to the extent necessary for Macquarie Capital to perform its duties under this Letter Agreement and (b) Macquarie Capital or its Representatives shall not be obligated to keep such information confidential to the extent that it (i) is or becomes publicly available through a source other than Macquarie Capital, (ii) was known to Macquarie Capital or its Representatives at the time such information was furnished to Macquarie Capital or its Representatives (except as to information heretofore provided to Macquarie Capital in its position as a sponsor of the Company in connection with the Company’s initial public offering (the “IPO”)), (iii) is independently developed by Macquarie Capital or its Representatives without reference to such information, (iv) is learned from a third party that does not impose an obligation of confidentiality upon Macquarie Capital and its Representatives, (v) is requested or required to be disclosed pursuant to applicable law or regulation, stock exchange or self regulatory organization requirements, government or regulatory authority, duly authorized subpoena or court order or directive, or (vi) is approved for disclosure by prior consent of the Company. The obligations of Macquarie Capital under the immediately preceding sentence shall terminate upon the second anniversary of the date Macquarie Capital ceases to perform services for the Company under this Letter Agreement.

Other Provisions

9.       Macquarie Capital in its capacity as an advisor to the Company is not assuming any responsibility for the Company’s underlying business decision to pursue or not to pursue any business strategy or to effect or not to effect any Transaction. The Company acknowledges and agrees that it is responsible for making its own independent judgment with respect to any Transaction. Notwithstanding the services provided by Macquarie Capital, the Company will retain complete and final control of all key decisions in connection with the Transaction, including, without limitation, those decisions concerning: (a) Transaction strategy and pricing; (b) the structure and form of the Transaction; (c) any descriptive memorandum and other information presented to potential providers of debt or equity; (d) the entities or persons permitted to receive the descriptive memorandum; (e) the submission of non-binding expressions of interest or letter of intent; and (f) the entry into a definitive agreement. In addition, Macquarie Capital will not be responsible for setting the scope of or for reviewing the Company’s due diligence exercise. The Company understands and acknowledges that Macquarie Capital cannot provide any assurance that Macquarie Capital’s services will result in any Transaction or that a Transaction will be consummated.

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10.       The Company and the Target will be the issuer of and shall be responsible for any descriptive memorandum, and such descriptive memorandum shall be based exclusively upon information provided by the Company and the Target. The Company and the Target shall be exclusively responsible for the accuracy and completeness of the descriptive memorandum, and Macquarie Capital may rely upon the accuracy and completeness of all such information without independent verification. The Company acknowledges and agrees that the Company is solely responsible for ensuring that it complies with all applicable law, including, without limitation, that any offer or sale of securities is made in compliance with the registration requirements of the Securities Act of 1933 and the requirements of any applicable state securities laws or qualifies for an exemption from such registration requirements and/or such state securities laws.

11.       The Company will be responsible for obtaining its own professional advice on legal, regulatory, accounting, and taxation matters.

12.       This Letter Agreement does not constitute an underwriting agreement, a commitment on the part of Macquarie Capital to subscribe for securities or to provide or arrange debt or a commitment to invest in any way in any transaction.

13.       It is understood and agreed that Macquarie Capital will act under this Letter Agreement as an independent contractor with duties solely to the Company and nothing in this Letter Agreement or the nature of our services in connection with this engagement or otherwise shall be deemed to create a fiduciary duty or fiduciary or agency relationship between or among Macquarie Capital, the Company or its security holders, employees, creditors, or any other person or entity and the Company agrees that it shall not make, and hereby waives, any claim based on an assertion of any such fiduciary duty or other relationship.

14.       As further consideration for the services provided pursuant to this Letter Agreement, the Company agrees to the provisions of Attachment A, the terms of which are incorporated herein in full. Attachment A is an integral part of this Letter Agreement and shall survive any termination or expiration of this Letter Agreement.

15.       All payments due to Macquarie Capital under this Letter Agreement shall be quoted and payable in cash in U.S. dollars by wire transfer of immediately available funds without set-off and without deduction for any withholding, stamp, value added or other taxes, fees or charges.

16.       Upon the earlier of the public announcement of a Transaction or the consummation of a Transaction, Macquarie Capital may, at its option and expense, disclose to any party or publicly announce its role as financial advisor to the Company, including the material terms of the Transaction, in any form of media or in Macquarie Capital’s presentations or other marketing materials (including placing “tombstone” advertisements in financial and other publications and media), which in each case may include the name and logo of the Company.

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17.       Macquarie Capital and its affiliates are engaged in a broad range of securities activities and financial advisory services. Macquarie Capital and its affiliates carry on a range of businesses on their own account and for their clients, including providing stock brokerage, investment advisory, investment management, proprietary financings and custodial services. It is possible that the various divisions, business groups and affiliates of Macquarie Capital which provide these services, and employees of any of them, may hold long, short or derivative positions in securities or obligations of the Company and its affiliates and/or securities or obligations of other companies which are or may be involved in any transaction contemplated hereby and may effect transactions in those securities or obligations for their own account or for the account of their clients. Accordingly, there may be situations where these divisions, business groups and affiliates and/or their clients either now have or may in the future have interests, or take actions, that may conflict with the interests of the Company, and the Company agrees that such divisions, business groups and affiliates, and their clients, may hold such positions, effect such transactions and take such other actions without regard to the Company’s interests. In addition, research analysts of Macquarie Capital and its affiliates may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the transactions contemplated by this Letter Agreement or any other party involved in such transactions that differ from or are inconsistent with the views or advice communicated by the Macquarie Capital division of Macquarie Capital. The Company agrees that Macquarie Capital and its affiliates are not required to restrict their activities as a result of this engagement, and may undertake any business activity (including, without limitation, providing debt financing, equity capital, or other services (including financial advisory services) for other clients which may have conflicting interests in respect of the Transaction or otherwise) without further consultation with or notification to the Company and hereby waives and releases any claims that the Company has with respect to any conflict of interest arising from such transactions, activities, investments or holdings, or arising from the absence of such consultation or notification. Furthermore, the Company agrees that Macquarie Capital shall not have a duty to disclose to the Company or use on behalf of the Company any information whatsoever about, relating to or derived from those activities (except as otherwise required as law).

18.       The Company hereby acknowledges that Macquarie Capital and/or its affiliates(i) currently own shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock, and (ii) have entered into a contingent forward purchase contract with the Company to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of the Company’s initial business combination, 2,000,000 of the Company’s units on substantially the same terms as the sale of units in the Company’s IPO at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to the Company’s sponsors prior to its IPO.  The Company acknowledges that such other roles of Macquarie or its affiliates described in the foregoing sentence may involve interests that differ from the Company’s interests and the Company waives any claims that it may now or in the future have against Macquarie, its affiliates or the other Indemnified Parties (as defined in Attachment A hereto) relating to the engagement of Macquarie hereunder and as a result of such other roles and agrees that Macquarie, such affiliates and the other Indemnified Parties shall not have any liability (whether direct or indirect) to the Company in respect of any such claim or to any person asserting any such claim on behalf of the Company, including its equity owners or creditors.  The Company acknowledges and agrees Macquarie may disclose confidential information obtained from the Company to the extent that such disclosure is required by Macquarie or any of its affiliates for such other roles. In addition, the Company agrees that each of Macquarie and its affiliates shall be entitled to act as it deems appropriate to protect its interests as an investor, underwriter, creditor or in other financing roles or capacities including, without limitation, by exercising any power, discretion, right or remedy; withholding any agreement, consent, waiver or approval; or making any other decision or determination in connection with any such other roles. No such action shall subject Macquarie or its affiliates to liability hereunder or otherwise.

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19.       Macquarie Capital, as a registered broker-dealer and FINRA member, is required to obtain, verify and record certain information regarding the individuals or entities with which Macquarie Capital does business. The Company agrees to provide Macquarie Capital with the Company’s tax identification number and/or other identifying information, as necessary to enable Macquarie Capital to comply with applicable law or regulation. The Company may also be asked to provide documents to verify its identity, including a copy of its constituent documents (i.e., articles of incorporation, partnership agreement, limited liability company agreement, trust agreement or government-issued business license).

20.       This Letter Agreement constitutes the entire agreement between the Company and Macquarie Capital relating to this engagement, and supersedes any and all prior agreements between the parties relating to this engagement, except for, for the avoidance of doubt, that certain letter agreement, dated as of October 24, 2014 between the Company and Macquarie Capital (attached hereto as an Exhibit). No waiver, amendment or other modification of this Letter Agreement shall be effective unless in writing and signed by each party intended to be bound thereby. If any portion of this Letter Agreement is held to be void, invalid or otherwise unenforceable, in whole or in part, the remaining portions of this Letter Agreement shall remain in effect, whereupon the parties shall negotiate in good faith to replace the void, invalid or otherwise unenforceable provision with a valid and enforceable provision that effects the original intent of the parties to the fullest extent possible.

21.       The Company acknowledges that Macquarie Capital may carry out the services contemplated hereunder through or in conjunction with one or more affiliates. Unless otherwise agreed in writing by the parties, any such services performed by any such affiliate shall be subject to the terms and conditions of this Letter Agreement (including, without limitation, Attachment A hereto).

22.       This Letter Agreement may not be assigned by the Company or Macquarie Capital, except with the written consent of the non-assigning party; provided that Macquarie Capital may assign its rights and obligations hereunder to any affiliate of Macquarie Capital upon written notice to the Company of such assignment. Any attempted assignment in violation of the provisions hereof shall be void and of no effect. The benefits of this Letter Agreement shall inure to the Company, Macquarie Capital, the Indemnified Parties (as defined in Attachment A hereto) and their respective successors and permitted assigns, and the obligations and liabilities assumed in this Letter Agreement by the parties hereto (including, without limitation, Attachment A hereto) shall be binding upon their respective successors and permitted assigns. Neither this Letter Agreement nor the delivery of any advice in connection with this Letter Agreement confers or is intended to confer upon any person or entity not a party hereto (including, without limitation, security holders, employees or creditors of the Company or any other person) any rights or remedies hereunder, or by reason hereof, as against Macquarie Capital or the other Indemnified Parties.

23.       To the extent that the Company requests that Macquarie Capital perform additional services not contemplated by this Letter Agreement, the scope and fees for such services shall be mutually agreed upon by Macquarie Capital and the Company, in writing, in advance of any performance of such services.

24.       This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.  Transmission by telecopy, facsimile, email or other form of electronic transmission of an executed counterpart of this Letter Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

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25.       This Letter Agreement shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed in that state. The Company hereby (a) irrevocably consents to personal jurisdiction in the Supreme Court of the State of New York in New York County, Commercial Part, or any Federal court sitting in the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Letter Agreement or any of the agreements or transactions referred to herein or contemplated hereby, which is brought by or against the Company, (b) waives any objection to venue with respect thereto, and (c) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, and that such courts shall have jurisdiction over any claims arising out of or relating to the Letter Agreement or such agreements or transactions, and agrees not to commence any suit, action or proceeding arising out of or relating to the Letter Agreement except in such courts. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth above, such service to become effective ten (10) days after such mailing. Any right to trial by jury with respect to any claim or action arising out of this LETTER agreement or conduct in connection with this engagement is hereby waived.

26.        Reference is made to the final prospectus of the Company, filed with the Securities Exchange Commission (File No. 333-198236) (the “Prospectus”), and dated as of October 24, 2014 (the “Effective Date”). Macquarie Capital warrants and represents that it has read the Prospectus and understands that the Company has established a trust account containing the proceeds of its IPO and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) initially in an amount of $80,000,000 for the benefit of the Company’s public stockholders (the “public stockholders”) and certain parties (including the underwriters of the IPO) and that the Company may disburse monies from the Trust Fund only: (i) to the public stockholders in the event they elect to redeem the shares of common stock of the Company in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”), (ii) to the public stockholders if the Company fails to consummate a Business Combination within 24 months from the closing of the IPO, (iii) any interest earned on the amounts held in the Trust Fund necessary to pay any taxes or (iv) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into discussions with Macquarie Capital regarding a potential business relationship with respect to a Target (which may include a Business Combination), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Macquarie Capital, in its capacity as an advisor hereunder, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom (except with respect to any amounts released to the Company as described in clause (iv) above), or make any claim against, the Trust Fund, in each case, for any amount in excess of $[REDACTED] (subject to the provisions contained herein), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company and Macquarie Capital, this Letter Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Macquarie Capital, in its capacity as an advisor hereunder, hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom (except with respect to any amounts released to the Company as described in clause (iv) above)) for any amount in excess of $[REDACTED] (subject to the provisions contained herein) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund (including any distributions therefrom (except with respect to any amounts released to the Company as described in clause (iv) above)) for any amount in excess of $[REDACTED] for any reason whatsoever (including, without limitation, for an alleged breach of this Letter Agreement). Macquarie Capital agrees and acknowledges that such irrevocable waiver is material to this Letter Agreement and specifically relied upon by the Company to induce it to enter in this Letter Agreement, and Macquarie Capital further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent Macquarie Capital, in its capacity as an advisor hereunder, commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, and only (i) in connection with (y) Claims (as defined in Attachment A hereto) and any expenses (including reasonably incurred fees and expenses of legal counsel) as such expenses are incurred in connection with investigating, preparing to defend, or defending such Claims by Macquarie Capital or the Indemnified Parties or (z) the enforcement of the provisions of Attachment A hereto and (ii) where it is not seeking any damages other than the recovery of its or its Indemnified Parties’, or any underlying complainant’s direct, out-of-pocket costs, fees and expenses (including any fees, costs or expenses incurred in enforcing the provisions of Attachment A hereto), which proceeding seeks, in whole or in part, monetary relief against the Company for any amount in excess of $[REDACTED], Macquarie Capital hereby acknowledges and agrees its sole remedy for such excess amount shall be against funds held outside of the Trust Fund and that such claim for such excess amount shall not permit Macquarie Capital (or any party claiming on Macquarie Capital’s behalf or in lieu of Macquarie Capital) to have any claim against the Trust Fund (including any distributions therefrom (except with respect to any amounts released to the Company as described in clause (iv) above)) for any amount in excess of $[REDACTED] or any amounts contained therein.  In the event Macquarie Capital, in its capacity as an advisor hereunder, commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Fund (including any distributions therefrom (except with respect to any amounts released to the Company as described in clause (iv) above)), whether in the form of money damages or injunctive relief, the Company shall be entitled to recover from Macquarie Capital the associated legal fees and costs in connection with any such action, in the event the Company prevails in such action or proceeding; provided, however, that the foregoing shall not apply to any such actions or proceedings seeking monetary relief against the Company for an amount equal to or less than $[REDACTED] (subject to the provisions contained herein) from the Trust Fund. Notwithstanding anything to the contrary herein, Macquarie Capital does not waive any Claim that it may have under this Letter Agreement following the consummation of an acquisition with a Target or with respect to funds held outside of the Trust Fund. Further, notwithstanding anything in this letter agreement or its Attachment A to the contrary, the 50-50 sharing arrangement between MIHI LLC and Lorne Weil, set out in the second sentence of paragraph 1 of the Agreement Among Sponsors, dated October 24, 2014 (“Notwithstanding the foregoing, in the event A. Lorne Weil is obligated to indemnify the trust as described in the Prospectus, Macquarie shall indemnify A. Lorne Weil for 50% of such amount.”) shall apply to any liability of Lorne Weil relating to up to $[REDACTED] (subject to the provisions contained herein) in claims against the Trust Fund referred to in this paragraph 26, so that Mr. Weil’s liability under this paragraph 26 is capped at $[REDACTED].

[Signature Page Follows]

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This engagement is important to us and we appreciate the opportunity to be of service to the Company. If the Company is in agreement with the terms set forth herein, please indicate by signing and returning the enclosed copy of this Letter Agreement to us. If you have any questions about this Letter Agreement or wish to discuss these matters further, please contact Charles Protell at (310) 557-4347.

Very truly yours,

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Duncan Murdoch
Name: Duncan Murdoch
Title: Senior Managing Director

By:	/s/ Charles Protell
Name: Charles Protell
Title: Managing Director

Agreed to and Accepted as of

the date first written above by:

HYDRA INDUSTRIES ACQUISITION CORP.

By:	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: CEO

Enclosure/Attachment

ATTACHMENT A
to Letter Agreement

Indemnification and Limitation of Liability Provisions

The Company agrees to indemnify and hold harmless Macquarie Capital and its affiliates, and its and their respective directors, officers, managers, members, partners, employees, agents, and controlling persons (Macquarie Capital and each such person being an "Indemnified Party") from and against any and all losses, damages, liabilities, claims, actions, investigations, proceedings or expenses ("Claims," and each a "Claim"), joint or several, to which any Indemnified Party may become subject (a) in connection with, related to or arising out of (i) oral or written information provided by or at the request of the Company, its affiliates or their respective directors, officers, employees or agents, which information either they or Macquarie Capital provides to any actual or potential purchasers, sellers, investors or offerees or (ii) any other action or failure to act by the Company, its affiliates or their respective directors, officers, employees or agents, or by any Indemnified Party at the request, direction, or with the consent of, the Company or one or more members of its board of directors (or other governing body), or (b) otherwise in connection with, related to or arising out of any Transaction or transactions contemplated by this Letter Agreement, the engagement described in this Letter Agreement, or the performance by Macquarie Capital of the services or any transactions contemplated by this Letter Agreement. The Company will also promptly reimburse each Indemnified Party for all expenses (including reasonably incurred fees and expenses of legal counsel) as such expenses are incurred in connection with investigating, preparing to defend, or defending such Claims, whether or not such Indemnified Party is a party and whether or not such Claim is initiated or brought by or on behalf of the Company. The Company will not, however, be responsible to indemnify an Indemnified Party pursuant to this Attachment A for any Claim referred to in clause (b) above or to reimburse pursuant to this Attachment A expenses relating thereto, to the extent such Claim is judicially determined by final non-appealable order issued by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

In the event that the foregoing indemnification is for any reason unavailable to any Indemnified Party or insufficient to hold it harmless, the Company agrees to contribute to the Claims for which such indemnification is unavailable or insufficient (a) in such proportion as is appropriate to reflect the relative benefits received (or sought to be received) by the Company, its affiliates, and its security holders, on the one hand, and the Indemnified Party, on the other hand, from the actual or proposed transaction (whether or not such transaction is consummated) or (b) if (but only if) the allocation provided for in clause (a) of this paragraph is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, as well as any other relevant equitable considerations; provided that in no event shall the Indemnified Parties be responsible for or required to contribute an aggregate amount in excess of the aggregate fees actually paid to, and retained by, Macquarie Capital under this Letter Agreement (exclusive of amounts paid for reimbursement of expenses under this Letter Agreement or amounts paid to an Indemnified Party under this Attachment A). The Company agrees that for the purposes of this paragraph, the relative benefits to the Company, its affiliates, and its security holders, on the one hand, and Macquarie Capital, on the other hand, shall be deemed to be in the same proportion that the total value actually or contemplated to be paid, issued, exchanged or transferred in connection with the actual or proposed transaction (whether or not such transaction is consummated) bears to the fees actually paid to, and retained by, Macquarie Capital under this Letter Agreement (exclusive of amounts paid for reimbursement of expenses under this Letter Agreement or amounts paid to an Indemnified Party under this Attachment A). The Company and Macquarie Capital agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.

The Company agrees that, without Macquarie Capital's prior written consent, it will not (a) settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of Claims (whether or not Macquarie Capital or any other Indemnified Party is an actual or potential party to such claim, action or proceeding) or (b) participate in or otherwise facilitate any such settlement, compromise or consent with respect to its general partner, managing member or one or more members of the board of directors (or other governing body) of the Company, in each case unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding and Macquarie Capital's engagement and conduct in connection therewith and does not include any admission or assumption of fault on the part of any Indemnified Party.

In the event that any Indemnified Party is requested or authorized by the Company or is required by government regulation, subpoena, or other legal process to produce Macquarie Capital's documents as evidence or personnel as witnesses with respect to Macquarie Capital's services for the Company, the Company will reimburse Macquarie Capital for its professional time and expenses, including the reasonably incurred fees and expenses of its counsel, incurred in responding to such requests.

The Company will also promptly reimburse Indemnified Parties for reasonably incurred expenses (including reasonably incurred counsel fees and expenses) as they are incurred in connection with enforcing this Attachment A.

In no event shall any Indemnified Party have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of its affiliates, security holders or creditors related to, arising out of or in connection with Macquarie Capital's engagement, performance of any service in connection therewith or any transaction contemplated thereby, other than with respect to any Claim that is judicially determined by final non-appealable order issued by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct (other than an action or failure to act undertaken at the request or with the consent of the Company). Neither party shall be liable to the other for consequential, incidental, indirect, punitive or special damages (including loss of profits, data, business or goodwill), regardless of the legal theory advanced or of any notice given as to the likelihood of such damages; provided that (a) this provision shall not limit an Indemnified Party's indemnity or contribution rights as provided for in this Letter Agreement or applicable law and (b) damages required to be paid by an Indemnified Party to any third party that is not an Indemnified Party shall be considered direct damages to such Indemnified Party. The Company's recourse with respect to any liability or obligation of Macquarie Capital hereunder shall be limited to the assets of Macquarie Capital, and the Company shall have no recourse against, and expressly waives its right to bring any claim against, any other Indemnified Party or any of their assets.

Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set